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                                                                     May 7, 1999


Bell Atlantic Corporation
1095 Avenue of the Americas
New York, New York 10036

Bell Atlantic Financial Services, Inc.
3900 Washington Street, 2nd Floor
Wilmington, Delaware 19802

         Re:      Bell Atlantic Financial Services, Inc. and
                  Bell Atlantic Corporation Registration Statement On Form S-3 Under the Securities Act of 1933
                  -------------------------------------------------

Ladies and Gentlemen:

         Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") which Bell Atlantic Financial Services, Inc., a Delaware corporation ("FSI"), and Bell Atlantic Corporation, a Delaware corporation ("Bell Atlantic"), are filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, registering (1) $2,455,000,000 aggregate principal amount of 5.75% Senior Exchangeable Notes of FSI (the "Notes") issued under an Indenture dated as of February 26, 1998 among FSI, Bell Atlantic and The Chase Manhattan Bank, as Trustee (the "Indenture") and (2) the related support obligations of Bell Atlantic under a Support Agreement dated as of February 1, 1998 between Bell Atlantic and FSI (the "Support Agreement"). The Notes will be sold from time to time by certain holders thereof named in the Registration Statement.

         I or members of my staff have reviewed the Registration Statement, the Certificate of Incorporation and Bylaws of each of FSI and Bell Atlantic, resolutions adopted by the Board of Directors of each of FSI and Bell Atlantic, and such other documents and records as I have deemed appropriate for the purpose of giving this opinion.

         Based upon the foregoing, I am of the opinion that:

         1. The Notes are legally issued and binding obligations of FSI, entitled to the benefits of the Indenture.



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         2. The Support Agreement is a valid and binding Agreement of each of
FSI and Bell Atlantic.

         I hereby consent to the filing of this Opinion with the Securities and Exchange Commission in connection with the Registration Statement and to being named under the heading "Legal Opinions" in the Registration Statement.


                                                 Very truly yours,


                                                 P. Alan Bulliner
                                                 Associate General Counsel
                                                 and Corporate Secretary